Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant to Acquire NII FPG Company’s Forest Products Business

WESTFORD, Mass., May 30, 2017 - Kadant Inc. (NYSE: KAI) has entered into a definitive agreement to acquire the forest products business of NII FPG Company for $173 million in cash, subject to a post-closing adjustment. The Company also announced that it has increased its revolving credit facility to $300 million from $200 million and intends to finance the transaction through borrowings under the revolving credit facility.

NII FPG Company is a global leader in the design and manufacture of equipment used by sawmills, veneer mills, and other manufacturers in the forest products industry. The company also designs and manufactures harvesting equipment used in cutting, gathering, and removing timber from forest plantations. The transaction is expected to close in July 2017.

“Our acquisition of the forest products business of NII FPG extends our presence deeper into the forest products industry and complements our existing wood processing product line,” said Jonathan Painter, president and chief executive officer of Kadant Inc. “NII FPG is a leader in its markets with a history of stable earnings, a strong parts and consumables business, and a solid reputation as a premium manufacturer of products that have a high impact in customers’ operations. We expect the company will make a strong contribution to our business.” Mr. Painter continued, “With more than 50 percent of NII FPG’s business coming from parts and consumables, this acquisition will also advance our strategic plan to increase our aftermarket revenue.”

The forest products business of NII FPG Company includes two primary manufacturing facilities and approximately 275 employees worldwide with reported revenue of approximately $81 million for the 12 months ended December 31, 2016.

Conference Call
Kadant will hold a conference call and webcast on Wednesday, May 31, 2017, at 8:30 a.m. eastern time to discuss the pending acquisition. To listen to the call and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. To participate in the question and answer session, dial 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S., and reference participant passcode 31814221. A replay of the webcast will be available on the Company’s website through June 16, 2017.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,000 employees in 18 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of the forest products business of NII FPG Company, the benefits of the transaction, the probable timing of the completion of the transaction, and the expected future business and financial performance of the acquired company following the transaction. Important factors could cause actual results to differ materially from those indicated by such statements, including: the ability to consummate the transaction, our ability to successfully integrate the acquired business and realize anticipated benefits from the transaction, unanticipated disruptions to the business, general and regional economic conditions, and the future performance of the acquired business and the forest products industry as well as other factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com